LENDER: Security Life of Denver Insurance Company
PRINCIPAL AMOUNT: $19,850,362.69
PPN: 00197@AA9

CLASS A NOTE
New York, New York
February 15, 2023
FOR VALUE RECEIVED, the undersigned, APA FINANCE III BORROWER, LLC a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Corporate Trust Office of the Administrative Agent (such terms, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement, dated as of February 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, APA FINANCE III BORROWER HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Document Custodian, and each lender from time to time party thereto), (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Class A Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date (and any other dates on which interest is payable), interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid aggregate principal amount of all Class A Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in (and to the extent required by) the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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APA FINANCE III BORROWER, LLC, as Borrower
By:	APA Finance III Borrower Holdings, LLC
Its:	Sole Member

By:	APA Finance III, LLC
Its:	Sole Member

By:	Altus Power Generation, LLC
Its:	Sole Member

By:	Altus Power, LLC
Its:	Sole Member

By:	Altus Power, Inc.
Its:	Sole Member

By:	/s/ Gregg Felton
Name: Gregg Felton
Title: Co-CEO